Exhibit 99.1

FOR IMMEDIATE RELEASE

Redwood Trust, Inc.

Monday, June 6, 2022

Redwood Trust Prices Upsized $200 Million Convertible Senior Notes Offering

MILL VALLEY, Calif.—(BUSINESS WIRE)—Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, today announced that it priced $200,000,000 aggregate principal amount of its 7.75% convertible senior notes due 2027 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $150,000,000. Redwood granted the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $30,000,000 principal amount of Notes. The Notes will be senior unsecured obligations of Redwood. The offering is expected to close on June 9, 2022, subject to the satisfaction of certain closing conditions.

Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2022; the Notes will mature on June 15, 2027, unless earlier repurchased, redeemed or converted. Upon conversion, holders of the Notes will receive shares of Redwood’s common stock, together with cash in lieu of any fractional share. If Redwood undergoes a “fundamental change” (as defined in the offering memorandum relating to the Notes), subject to certain conditions, holders of the Notes may require Redwood to repurchase all or part of their Notes for cash in an amount equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

Before March 15, 2027, holders will have the right to convert their notes only upon the occurrence of certain events. From and after March 15, 2027, holders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Redwood will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. However, upon conversion of any notes, the conversion value, which will be determined over a period of multiple trading days, will be paid in cash up to at least the principal amount of the notes being converted. Any conversions of Notes into shares of Redwood common stock will be subject to certain ownership limitations set forth in Redwood’s charter documents. The initial conversion rate is 95.6823 shares of common stock per $1,000 principal amount of Notes, equivalent to a conversion price of approximately $10.45 per share, which is an approximately 12.50% premium to the closing price of Redwood’s common stock on June 6, 2022.

Redwood will have the right to redeem the Notes, in whole or in part, at its option at any time prior to maturity to the extent necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes. In addition, subject to certain limitations, Redwood will have the right to redeem the Notes, in whole or in part, at its option on or after June 16, 2025, but only if the last reported sale price per share of Redwood’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price for any Note called for redemption will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

Redwood intends to use the net proceeds from the offering for investment and funding purposes, which may include investing in organically sourced assets through Redwood’s mortgage banking businesses, opportunistically investing in third-party securities and other long-term and strategic assets for its investment portfolio, funding strategic acquisitions and investments, and funding the activities of Redwood’s residential and business purpose mortgage banking businesses, as well as for general corporate purposes and potential open market purchases of common stock or debt. In addition, Redwood intends to use approximately $25.0 million of the net proceeds from the offering to repurchase approximately 2.7 million shares of its common stock concurrently with the offering in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as Redwood’s agent.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of common stock issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust for tax purposes.

CAUTIONARY STATEMENT: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements related to the offering and the expected use of the net proceeds. Forward-looking statements involve numerous risks and uncertainties. Redwood’s actual results may differ materially from those projected, and Redwood cautions investors not to place undue reliance on the forward-looking statements contained in this release. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. No assurance can be given that the offering will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, risks and uncertainties, many of which are beyond the control of Redwood, including, among other things, those described in Redwood’s filings with the Securities and Exchange Commission. Redwood undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

Kaitlyn Mauritz

SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

Media Relations

Sard Verbinnen & Co

Email: Redwood-SVC@sardverb.com

Source: Redwood Trust, Inc.